Exhibit 99.1

FTC Solar Announces Fourth Quarter 2023 Financial Results

Fourth Quarter Highlights and Recent Developments

•
Fourth quarter revenue of $23.2 million
•
Continue to improve cost structure to lower break-even revenue level
•
Added approximately $213 million to backlog1 since Nov. 8; acceleration in contracted projects
•
Anthony Carroll appointed Chairman of Customer Advisory Board

AUSTIN, Texas — March 13, 2024– FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, software and engineering services, today announced financial results for the fourth quarter ended December 31, 2023.

Fourth Quarter Results

“The company's fourth-quarter results were in line with our targets,” said Shaker Sadasivam, Chairman of the Board of FTC Solar. “Along with those results, the company is making good progress advancing key initiatives that will support the company’s future growth and profitability. These include:

•
Accelerating contracted projects through improved customer engagement and an enhanced product portfolio;
•
Improving gross margin potential by reducing product cost;
•
Further lowering the breakeven revenue level through continued operating efficiencies; and
•
Improving business processes across the business with particular emphasis on customer engagement, customer satisfaction, and purchase orders.”

“As it relates to our CEO succession plan, we have begun searching for our next CEO and have seen great interest. The Board is focusing the processes on highly qualified candidates both within the industry and adjacent industries to identify a CEO capable of leading the company for a long tenure. We have a shortlist of excellent candidates and will plan to name a successor at the appropriate time when the process has concluded.”

Approximately $213 million has been added to backlog1 since November 8, with total backlog now standing at approximately $1.7 billion.

Summary Financial Performance: Q4 2023 compared to Q4 2022

	U.S. GAAP		Non-GAAP
	Three months ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$23,201	$26,220	$23,201	$26,220
Gross margin percentage	3.0%	(7.3%)	4.8%	(3.4%)
Total operating expenses	$12,428	$17,947	$10,848	$9,971
Loss from operations(a)	$(11,736)	$(19,861)	$(10,050)	$(10,976)
Net loss	$(11,177)	$(20,501)	$(9,657)	$(11,499)
Diluted loss per share	$(0.09)	$(0.20)	$(0.08)	$(0.11)

(a) Adjusted EBITDA for Non-GAAP

Total fourth-quarter revenue was $23.2 million, coming in at the mid-point of our target range. This revenue level represents a decrease of 24.1% compared to the prior quarter, on both lower product and logistics volumes. Compared to the year-earlier quarter, revenue decreased 11.5%, driven by lower logistics volumes.

GAAP gross profit was $0.7 million, or 3.0% of revenue, compared to gross profit of $3.4 million, or 11.1% of revenue, in the prior quarter. Non-GAAP gross profit was $1.1 million or 4.8% of revenue. The result for this quarter compares to a non-GAAP gross loss of $0.9 million in the prior-year period, with the difference driven primarily by significantly improved product direct margins and lower warranty, retrofit and other indirect costs.

GAAP operating expenses were $12.4 million. On a non-GAAP basis, excluding stock-based compensation and certain other costs, operating expenses were $10.8 million. This result compares to operating expenses of $10.0 million in the year-ago quarter.

GAAP net loss was $11.2 million or $0.09 per share, compared to a loss of $16.9 million or $0.14 per share in the prior quarter and a net loss of $20.5 million or $0.20 per share in the year-ago quarter. Adjusted EBITDA loss, which excludes approximately $1.1 million, including stock-based compensation expense and other non-cash items, was $10.1 million, compared to losses of $9.7 million in the prior quarter and $11.0 million in the year-ago quarter.

Outlook

We expect first quarter 2024 revenue to be down from the fourth quarter and represent the trough in revenue for the year. Beyond the first quarter, we expect to see continued sequential revenue growth for the remainder of the year, with revenue being weighted toward the second half of the year. We expect to approximate breakeven on an Adjusted EBITDA basis in the third quarter and be profitable in the fourth quarter.

(in millions)	4Q'23 Guidance	4Q'23 Actual	1Q'24 Guidance
Revenue	$18.0 – $28.0	$23.2	$10.0 – $15.0
Non-GAAP Gross Profit	$(1.3) – $2.0	$1.1	$(3.8) – $(1.8)
Non-GAAP Gross Margin	(7%) – 7%	4.8%	(38%) – (12%)
Non-GAAP operating expenses	$10 – $11	$10.8	$8.0 – $8.9
Non-GAAP adjusted EBITDA	$(13.0) – $(2.5)	$(10.1)	$(12.6) – $(9.8)

Fourth Quarter 2023 Earnings Conference Call

FTC Solar’s senior management will host a conference call for members of the investment community at 5:00 p.m. E.T. today, during which the company will discuss its fourth quarter results, its outlook and other business items. This call will be webcast and can be accessed within the Investor Relations section of FTC Solar's website at investor.ftcsolar.com. A replay of the conference call will also be available on the website for 30 days following the webcast.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a leading provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Footnotes

1. The term ‘backlog’ or ‘contracted and awarded’ refers to the combination of our executed contracts and awarded orders, which are orders that have been documented and signed through a contract, where we are in the process of documenting a contract but for which a contract has not yet been signed, or that have been awarded in writing or verbally with a mutual understanding that the order will be contracted in the future. In the case of certain projects, including those that are scheduled for delivery on later dates, we have not locked in binding pricing with customers, and we instead use estimated average selling price to calculate the revenue included in our contracted and awarded orders for such projects. Actual revenue for these projects could differ once contracts with binding pricing are executed, and there is also a risk that a contract may never be executed for an awarded but uncontracted project, or that a contract may be executed for an awarded but uncontracted project at a date that is later than anticipated, or that a contract once executed may be subsequently amended, supplemented, rescinded, cancelled or breached, including in a manner that impacts the timing and amounts of payments due thereunder, thus reducing anticipated revenues. Please refer to our SEC filings, including our Form 10-K, for more information on our contracted and awarded orders, including risk factors.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

# # #

FTC Solar, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except shares and per share data)	2023	2022	2023	2022
Revenue:
Product	$20,945	$20,083	$101,872	$63,760
Service	2,256	6,137	25,130	59,306
Total revenue	23,201	26,220	127,002	123,066
Cost of revenue:
Product	19,620	21,966	93,314	84,766
Service	2,889	6,168	25,381	65,528
Total cost of revenue	22,509	28,134	118,695	150,294
Gross profit (loss)	692	(1,914)	8,307	(27,228)
Operating expenses
Research and development	1,450	2,411	7,166	9,949
Selling and marketing	4,924	1,766	14,811	8,659
General and administrative	6,054	13,770	37,107	53,736
Total operating expenses	12,428	17,947	59,084	72,344
Loss from operations	(11,736)	(19,861)	(50,777)	(99,572)
Interest expense, net	(59)	(96)	(253)	(978)
Gain from disposal of investment in unconsolidated subsidiary	421	—	1,319	1,745
Other income (expense), net	8	(124)	(257)	(373)
Loss from unconsolidated subsidiary	(324)	—	(660)	—
Loss before income taxes	(11,690)	(20,081)	(50,628)	(99,178)
(Provision for) benefit from income taxes	513	(420)	338	(435)
Net loss	(11,177)	(20,501)	(50,290)	(99,613)
Other comprehensive income (loss):
Foreign currency translation adjustments	219	289	(232)	(68)
Comprehensive loss	$(10,958)	$(20,212)	$(50,522)	$(99,681)
Net loss per share:
Basic and diluted	$(0.09)	$(0.20)	$(0.44)	$(0.98)
Weighted-average common shares outstanding:
Basic and diluted	125,107,426	103,869,160	115,546,150	101,408,263

FTC Solar, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except shares and per share data)	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$25,235	$44,385
Accounts receivable, net	65,279	49,052
Inventories	3,905	14,949
Prepaid and other current assets	14,089	10,304
Total current assets	108,508	118,690
Operating lease right-of-use assets	1,819	1,154
Property and equipment, net	1,823	1,702
Intangible assets, net	542	1,113
Goodwill	7,353	7,538
Equity method investment	240	—
Other assets	2,785	4,201
Total assets	$123,070	$134,398
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,979	$15,801
Accrued expenses	34,848	23,896
Income taxes payable	88	443
Deferred revenue	3,612	11,316
Other current liabilities	8,138	8,884
Total current liabilities	54,665	60,340
Operating lease liability, net of current portion	1,124	786
Other non-current liabilities	4,810	6,822
Total liabilities	60,599	67,948
Commitments and contingencies
Stockholders’ equity
Preferred stock par value of $0.0001 per share, 10,000,000 shares authorized; none issued as of December 31, 2023 and December 31, 2022	—	—
Common stock par value of $0.0001 per share, 850,000,000 shares authorized; 125,445,325 and 105,032,588 shares issued and outstanding as of December 31, 2023 and December 31, 2022	13	11
Treasury stock, at cost; 10,762,566 shares as of December 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	361,886	315,345
Accumulated other comprehensive loss	(293)	(61)
Accumulated deficit	(299,135)	(248,845)
Total stockholders’ equity	62,471	66,450
Total liabilities and stockholders’ equity	$123,070	$134,398

FTC Solar, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year ended December 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(50,290)	$(99,613)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	8,295	20,303
Depreciation and amortization	1,375	900
(Gain) loss from sale of property and equipment	(2)	183
Amortization of debt issue costs	709	703
Provision for litigation settlement	—	4,493
Provision for obsolete and slow-moving inventory	706	1,813
Loss from unconsolidated subsidiary	660	—
Gain from disposal of investment in unconsolidated subsidiary	(1,319)	(1,745)
Gain on extinguishment of debt	—	—
Warranty and remediation provisions	4,310	8,228
Warranty recoverable from manufacturer	90	(302)
Credit losses and bad debt expense	7,373	1,159
Deferred income taxes	138	(135)
Lease expense and other	996	705
Impact on cash from changes in operating assets and liabilities:
Accounts receivable	(23,600)	57,337
Inventories	10,338	(7,902)
Prepaid and other current assets	(3,681)	7,189
Other assets	383	(1,019)
Accounts payable	(7,960)	(22,940)
Accruals and other current liabilities	10,582	(32,670)
Deferred revenue	(7,704)	9,895
Other non-current liabilities	(3,083)	(599)
Lease payments and other, net	(972)	(493)
Net cash used in operations	(52,656)	(54,510)
Cash flows from investing activities:
Purchases of property and equipment	(816)	(985)
Proceeds from sale of property and equipment	—	86
Equity method investment in Alpha Steel	(900)	—
Acquisitions, net of cash acquired	—	(5,093)
Proceeds from disposal of investment in unconsolidated subsidiary	1,319	1,745
Net cash provided by (used in) investing activities	(397)	(4,247)
Cash flows from financing activities:
Sale of common stock	34,007	—
Stock offering costs paid	(283)	—
Proceeds from stock option exercises	226	903
Net cash provided by financing activities	33,950	903
Effect of exchange rate changes on cash and cash equivalents	(47)	54
Decrease in cash and cash equivalents	(19,150)	(57,800)
Cash and cash equivalents at beginning of period	44,385	102,185
Cash and cash equivalents at end of period	$25,235	$44,385

Notes to Reconciliations of Non-GAAP Financial Measures to Nearest Comparable GAAP Measures

We present Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS as supplemental measures of our performance. We define Adjusted EBITDA as net loss plus (i) provision for (benefit from) income taxes, (ii) interest expense, net (iii) depreciation expense, (iv) amortization of intangibles, (v) stock-based compensation, and (vi) non-routine legal fees, severance and certain other costs (credits). We also deduct the contingent gains from the disposal of our investment in an unconsolidated subsidiary from net loss in arriving at Adjusted EBITDA. We define Adjusted Net Loss as net loss plus (i) amortization of debt issue costs and intangibles, (ii) stock-based compensation, (iii) non-routine legal fees, severance and certain other costs (credits), and (iv) the income tax expense (benefit) of those adjustments, if any. We also deduct the contingent gains from the disposal of our investment in an unconsolidated subsidiary from net loss in arriving at Adjusted Net Loss. Adjusted EPS is defined as Adjusted Net Loss on a per share basis using our weighted average diluted shares outstanding.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). We present these non-GAAP measures, many of which are commonly used by investors and analysts, because we believe they assist those investors and analysts in comparing our performance across reporting periods on an ongoing basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS to evaluate the effectiveness of our business strategies.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, and you should not rely on any single financial measure to evaluate our business. These Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure as disclosed below.

The following table reconciles Non-GAAP gross profit (loss) to the most closely related GAAP measure for the three and twelve months ended December 31, 2023 and 2022, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
U.S. GAAP revenue	$23,201	$26,220	$127,002	$123,066
U.S. GAAP gross profit (loss)	$692	$(1,914)	$8,307	$(27,228)
Depreciation expense	139	117	478	389
Stock-based compensation	283	771	1,596	3,292
Severance	—	145	252	145
Other costs	—	—	—	102
Non-GAAP gross profit (loss)	$1,114	$(881)	$10,633	$(23,300)
Non-GAAP gross margin percentage	4.8%	(3.4%)	8.4%	(18.9%)

The following table reconciles Non-GAAP operating expenses to the most closely related GAAP measure for the three and twelve months ended December 31, 2023 and 2022, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
U.S. GAAP operating expenses	$12,428	$17,947	$59,084	$72,344
Depreciation expense	(99)	(67)	(355)	(242)
Amortization expense	(133)	(134)	(542)	(269)
Stock-based compensation	1,032	(4,277)	(6,699)	(17,011)
Non-routine legal fees	(33)	(2,753)	(214)	(8,495)
Severance	(2,347)	(296)	(4,170)	(1,333)
Other (costs) credits	—	(449)	(3,241)	(2,251)
Non-GAAP operating expenses	$10,848	$9,971	$43,863	$42,743

The following table reconciles Non-GAAP Adjusted EBITDA to the related GAAP measure of loss from operations for the three and twelve months ended December 31, 2023 and 2022, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
U.S. GAAP loss from operations	$(11,736)	$(19,861)	$(50,777)	$(99,572)
Depreciation expense	238	184	833	631
Amortization expense	133	134	542	269
Stock-based compensation	(749)	5,048	8,295	20,303
Non-routine legal fees	33	2,753	214	8,495
Severance	2,347	441	4,422	1,478
Other costs	—	449	3,241	2,353
Other income (expense), net	8	(124)	(257)	(373)
Loss from unconsolidated subsidiary	(324)	—	(660)	—
Adjusted EBITDA	$(10,050)	$(10,976)	$(34,147)	$(66,416)

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net loss for the three months ended December 31, 2023 and 2022, respectively:

	Three months ended December 31,
	2023		2022
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(11,177)	$(11,177)	$(20,501)	$(20,501)
Reconciling items -
Provision for (benefit from) income taxes	(513)	—	420	—
Interest expense, net	59	—	96	—
Amortization of debt issue costs in interest expense	—	177	—	177
Depreciation expense	238	—	184	—
Amortization of intangibles	133	133	134	134
Stock-based compensation	(749)	(749)	5,048	5,048
Gain from disposal of investment in unconsolidated subsidiary(a)	(421)	(421)	—	—
Non-routine legal fees(b)	33	33	2,753	2,753
Severance(c)	2,347	2,347	441	441
Other costs(d)	—	—	449	449
Adjusted Non-GAAP amounts	$(10,050)	$(9,657)	$(10,976)	$(11,499)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(0.08)	N/A	$(0.11)

Weighted-average common shares outstanding:
Basic and diluted	N/A	125,107,426	N/A	103,869,160

(a)	Our management excludes the gain from collections of contingent contractual amounts from the sale in 2021 of our investment in an unconsolidated subsidiary.
(b)	Non-routine legal fees represent legal fees and other costs incurred for specific matters that were not ordinary or routine to the operations of the business.
(c)	Severance costs were incurred in 2023 and 2022 due to restructuring changes involving executive turnover and a headcount reduction event.
(d)	Other costs in 2022 included the write-off of deferred costs relating to certain uncompleted transactions.